Exhibit 10.2

AMENDMENT NO. 4 TO STRATEGIC SUPPLIER ALLIANCE AGREEMENT

This Amendment No. 4 (the “Fourth Amendment”) to the certain Strategic Supplier Alliance Agreement dated as of July 7, 2011 (the “Supplier Agreement”) by and between Repligen Sweden AB, formerly known as Novozymes Biopharma AB, (the “Supplier”) a company organized under the laws of Sweden and a wholly owned subsidiary of Repligen Corporation (“Repligen”) and GE Healthcare Bio-Sciences AB, a company organized under the laws of Sweden (“GEHC”) is made effective as of the date of last signature (the “Amendment Effective Date”) with reference to the following:

WITNESSETH:

WHEREAS, the Supplier Agreement has previously been amended three times in accordance with; (1) an amendment made effective as of October 27, 2011 (the “Amendment No. 1”); (2) an amendment made effective February 22, 2013 (the “2013 Amendment”); and (3) an amendment made effective as of February 22, 2016 (the Amendment No. 3), together the “Previous Amendments”; and

WHEREAS, the Previous Amendments and the Supplier Agreement jointly hereinafter the “Agreement”

WHEREAS, GEHC and Supplier mutually wish to make certain modifications to the terms and conditions of the Agreement

WHEREAS, Section 18.8 of Attachment E to the Supplier Agreement provides that the Supplier Agreement may be modified only by a writing signed by both parties.

In the event that any terms and conditions contained herein are in conflict with the terms and conditions set forth in the Agreement or previously executed amendments thereto, the terms and conditions set forth in this Amendment shall be deemed to be the controlling terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment agree as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

1. Amendment.

a.	Section 1(a) and (iii) of Amendment No. 3 erroneously called the Fourth Amendment. Both references to the “Fourth Amendment” shall be corrected to “Third Amendment.”

b.	The first sentence of Section 3(c), as previously amended by Section 2(c) of Amendment No. 3, is deleted and replaced with the following sentence:

“GEHC shall settle any undisputed invoices arising under this Agreement [*] after date of invoice prepared in accordance with the terms of this Agreement.”

c.	The first paragraph of Section 16.1 of Attachment E, as previously amended by Amendment No.1 and Section 2(l) of Amendment No. 3, is amended and replaced in its entirety as follows:

“This Agreement shall commence on the Effective Date and, subject as hereinafter provided, shall continue in effect until Dec 31st 2019. Notwithstanding the aforementioned, GEHC may reduce its minimum purchase commitments for any or all Products from Supplier hereunder [*] upon [*] written notice to Supplier, provided that GEHC may not issue such notice of reduction until after [*]. However, in the event GEHC reduces its purchase commitment, what is set out in Section 2g of Amendment No. 3 shall apply accordingly.

If the Supplier deems that an investment is needed to meet the GEHC volume forecast for 2019, the Supplier shall notify and describe the clear rationale to GEHC for such an investment before implementation and GEHC shall review the request and send the Supplier GEHC´s recommendation to the requested investment within [*]. If GEHC express its support to the investment and only in the case that GEHC thereafter send a notice to the Supplier to reduce the purchase commitment, GEHC will reimburse the Supplier with the verified investments costs but maximum up to the level that was agreed in advance. For avoidance of doubt the GEHC reimbursement commitment is limited to [*].”

2. Ratification. The Agreement as amended hereby is ratified by each of the parties hereto and shall remain in full force and effect in accordance with its terms as so amended. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement and shall not prejudice any rights which any of the parties may now or hereafter have in connection with the Agreement.

3. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single amendment, with the same effect as if the signatures hereto and thereto were upon the same instrument.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed by its duly authorized officer or representative set forth below as of the Amendment Effective Date.

GE Healthcare Bio-Sciences AB	Repligen Sweden AB

/s/ Bo Lundström	/s/ Tony Hunt
By (Signature)	By (Signature)

Bo Lundström	Tony Hunt
Printed Name	Printed Name

Management Director	President & CEO
Title	Title

20/2-2018	February 12, 2018
Date	Date

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.